INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-86102 of the John Hancock Institutional Series Trust (the "Trust") on Form N-1A of our report dated March 31, 2001, appearing in the annual report to shareholders of the Active Bond Fund, Dividend Performers Fund, Medium Capitalization Growth Fund, Small Capitalization Growth Fund, Small Capitalization Value Fund, and International Equity Fund for the year ended February 28, 2001, and our report dated March 30, 200l, appearing in the annual report to shareholders of the Core Value Fund, Core Growth Fund, Independence Balanced Fund, Independence Diversified Core Equity Fund II, and Independence Medium Capitalization Fund, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.



/s/DELOITTE & TOUCHE LLP
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Boston, Massachusetts
June 21, 2001